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                                                                      EXHIBIT 99


NEWS RELEASE

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[TRANSTEXAS GAS CORPORATION LOGO]

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FOR IMMEDIATE RELEASE
CONTACT: John Riney or Simon Ward
Phone:   (281) 987-8600
Fax:     (281) 986-8865
Email:   ir@transtexasgas.com

                   TRANSTEXAS COMMENCES REORGANIZATION THROUGH
                          VOLUNTARY CHAPTER 11 FILING

HOUSTON, TX NOVEMBER 14, 2002 - TransTexas Gas Corporation (OTC BB: TTXG) announced today that it, along with its subsidiaries, Galveston Bay Processing Corporation and Galveston Bay Pipeline Corporation, had filed a petition in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court") for reorganization under Chapter 11 of the United States Bankruptcy Code. The Company believes that the filing offers all of its' creditors the most efficient way to preserve the value of the business while restructuring the balance sheet and allows implementation of its new business strategy.

Following a change of leadership earlier this year, the Company's new management team developed an alternative strategy to create value at lower risk, by seeking partners for the joint development of its oil and gas properties and reducing operating costs. Management is focused upon this strategy, which it believes will accelerate the development of the Company's properties. After extensive technical due diligence by recognized industry partners, management has been very encouraged by the high level of interest in jointly pursuing these opportunities. The Company believes that the Chapter 11 process will allow it to more efficiently implement this program, enter into Joint Operating Agreements and continue operations in the ordinary course of business, prior to completing the restructuring of the Company's balance sheet.


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Except for the historical information contained herein, the matters set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the ability to obtain debtor-in-possession financing approved by the Bankruptcy Court, fluctuations in natural gas and crude oil pricing over which the Company has no control, the ultimate success of exploration drilling programs, the competitive nature of the oil and gas exploration, development and production industries and the uncertainties associated with the drilling, completing and operating of natural gas and oil wells. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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In addition, the Company has been advised that over 88% of the holders of its
Senior Secured Notes (the "Noteholders") have reached an agreement in principle upon the terms of a recapitalization which includes the conversion of these securities into equity and are in the process of documenting this agreement.

TransTexas believes that it has sufficient cash liquidity to meet its immediate operating needs, has no significant undisputed trade payables, and has funded all of its mineral lease royalty payment obligations. The Company fully expects to continue to pay vendors for products and services in the ordinary course of business. The Company also intends to seek Bankruptcy Court approval of debtor-in-possession financing in order to resume an active drilling program and thereby execute its' business strategy. TransTexas and its subsidiaries, Galveston Bay Processing Corporation and Galveston Bay Pipeline Corporation, expect to file a Disclosure Statement and Plan of Reorganization with the Bankruptcy Court as soon as is practicable

TransTexas is engaged in the exploration, production and transmission of natural gas and oil, primarily in South Texas, including the Eagle Bay field in Galveston Bay and the Southwest Bonus field in Wharton County. Information on the Company, including the Company's filings with the Securities and Exchange Commission may be found on the internet at http://www.transtexasgas.com.

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Except for the historical information contained herein, the matters set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the ability to obtain debtor-in-possession financing approved by the Bankruptcy Court, fluctuations in natural gas and crude oil pricing over which the Company has no control, the ultimate success of exploration drilling programs, the competitive nature of the oil and gas exploration, development and production industries and the uncertainties associated with the drilling, completing and operating of natural gas and oil wells. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.